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                                                                      EXHIBIT 10


                                       [AMENDED AND RESTATED PURCHASE AGREEMENT]

                            AMENDMENT AND RESTATEMENT
                            DATED AS OF JULY 30, 1999
                                     OF THE
                         RECEIVABLES PURCHASE AGREEMENT
                           DATED AS OF AUGUST 2, 1996

                                      AMONG

                         YELLOW RECEIVABLES CORPORATION,
                                    AS SELLER

                                       AND

                     FALCON ASSET SECURITIZATION CORPORATION
                                       AND
                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                  AS INVESTORS

                                       AND
                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    AS AGENT


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                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I AMOUNTS AND TERMS OF THE PURCHASES...................................1

   Section 1.1.  Purchase Facility.............................................1

   Section 1.2.  Increases.....................................................1

   Section 1.3.  Decreases.....................................................2

   Section 1.4.  Payment Requirements..........................................2

   Section 1.5.  Payments and Collections......................................2
      Section 1.5.1.  Payments.................................................2
      Section 1.5.2.  Collections Prior to Amortization........................3
      Section 1.5.3.  Collections Following Amortization.......................3
      Section 1.5.4.  Application of Collections...............................3
      Section 1.5.5.  Payment Recission........................................4
      Section 1.5.6.  Maximum of Purchasers'Receivable Interests...............4
      Section 1.5.7.  Clean Up Call............................................4

   Section 1.6.  FALCON Funding................................................5
      Section 1.6.1.  CP Costs.................................................5
      Section 1.6.2.  CP Costs Payments........................................5
      Section 1.6.3.  Calculation of CP Costs..................................5

   Section 1.7.  Investor Funding..............................................5
      Section 1.7.1.  Investor Funding.........................................5
      Section 1.7.2.  Discount Payments........................................5
      Section 1.7.3.  Selection and Continuation of Tranche Periods............5
      Section 1.7.4.  Investor Discount Rates..................................6
      Section 1.7.5.  Suspension of the LIBOR Rate.............................6
      Section 1.7.6.  Calculation of Discount..................................6

   Section 1.8.  Grant of Security Interest....................................6

   Section 1.9.  Servicer Fee..................................................6

ARTICLE II LIQUIDITY FACILITY..................................................6

   Section 2.1.  Transfer to Investors.........................................7

   Section 2.2.  Transfer Price Reduction Discount.............................7

   Section 2.3.  Payments to FALCON............................................7

   Section 2.4.  Limitation on Commitment to Purchase from FALCON..............7

   Section 2.5.  Defaulting Investors..........................................7

ARTICLE III REPRESENTATIONS AND WARRANTIES.....................................8

   Section 3.1.  Seller Representations and Warranties.........................8
      (a) Corporate Existence and Power........................................8
      (b) No Conflict..........................................................8

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      (c) Governmental Authorization...........................................8
      (d) Binding Effect.......................................................8
      (e) Accuracy of Information..............................................9
      (f) Use of Proceeds......................................................9
      (g) Title to Receivables.................................................9
      (h) Good Title; Perfection...............................................9
      (i) Places of Business...................................................9
      (j) Collection Banks; etc................................................9
      (k) Material Adverse Effect.............................................10
      (l) Names...............................................................10
      (m) Actions, Suits......................................................10
      (n) Credit and Collection Policies......................................10
      (o) Payments to Originator..............................................10
      (p) Ownership of the Seller.............................................10
      (q) Not an Investment Company...........................................10
      (r) Purpose.............................................................11
      (s) Net Receivables Balance.............................................11
      (t) Contracts Governing Excluded Receivables............................11
      (u) Year 2000...........................................................11

   Section 3.2.  Investor Representations and Warranties......................11
      (a) Existence and Power.................................................11
      (b) No Conflict.........................................................11
      (c) Governmental Authorization..........................................11
      (d) Binding Effect......................................................11

ARTICLE IV CONDITIONS OF PURCHASES............................................12

   Section 4.1.  Conditions Precedent to Initial Purchase.....................12

   Section 4.2.  Conditions Precedent to All Purchases and Reinvestments......12

ARTICLE V COVENANTS...........................................................13

   Section 5.1.  Affirmative Covenants of Seller..............................13
      (a) Financial Reporting.................................................13
         (i) Annual Reporting.................................................13
         (ii) Quarterly Reporting.............................................13
         (iii) Compliance Certificate.........................................13
         (iv) Copies of Notices, Etc. under Sale Agreement and Other
              Transaction Documents...........................................13
         (v) Change in Credit and Collection Policy...........................13
         (vi) Replacement of Contracts Applicable to Excluded Receivables.....13
         (vii) Other Information..............................................13
      (b) Notices.............................................................14
         (i) Servicer Defaults or Potential Servicer Defaults.................14
         (ii) Judgment........................................................14
         (iii) Litigation.....................................................14
         (iv) Termination Date under Sale Agreement...........................14
         (v) Downgrade........................................................14
         (vi) Labor Strike, Walkout, Lockout or Slowdown......................14
      (c) Compliance with Laws................................................14
      (d) Audits..............................................................14
      (e) Keeping and Marking of Records and Books............................14
      (f) Compliance with Invoices and Credit and Collection Policy...........15
      (g) Purchase of Receivables from the Originator.........................15

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      (h) Ownership Interest..................................................15
      (i) Payment to the Originator...........................................15
      (j) Performance and Enforcement of Sale Agreement.......................15
      (k) Purchasers'Reliance.................................................16
      (l) Collections.........................................................17
      (m) Minimum Net Worth...................................................18

   Section 5.2.  Negative Covenants of Seller.................................18
      (a) Name Change, Offices, Records and Books of Accounts.................18
      (b) Change in Payment Instructions to Obligors..........................18
      (c) Modifications to Invoices and Credit and Collection Policy..........19
      (d) Sales, Liens, Etc...................................................19
      (e) Nature of Business; Other Agreements; Other Indebtedness............19
      (f) Amendments to Sale Agreement........................................19
      (g) Amendments to Corporate Documents...................................20
      (h) Merger..............................................................20
      (i) Restricted Junior Payments..........................................20

ARTICLE VI ADMINISTRATION AND COLLECTION......................................20

   Section 6.1.  Designation of Servicer......................................20

   Section 6.2.  Duties of Servicer...........................................21

   Section 6.3.  Collection Notices...........................................22

   Section 6.4.  Responsibilities of the Seller...............................22

   Section 6.5.  Reports......................................................22

ARTICLE VII SERVICER DEFAULTS.................................................22

   Section 7.1.  Servicer Defaults............................................22

ARTICLE VIII INDEMNIFICATION..................................................23

   Section 8.1.  Indemnities by the Seller....................................23

   Section 8.2.  Increased Cost and Reduced Return............................25

   Section 8.3.  Costs and Expenses Relating to this Agreement................26

ARTICLE IX THE AGENT..........................................................26

   Section 9.1.  Authorization and Action.....................................26

   Section 9.2.  Delegation of Duties.........................................27

   Section 9.3.  Exculpatory Provisions.......................................27

   Section 9.4.  Reliance by Agent............................................27

   Section 9.5.  Non-Reliance on Agent and Other Purchasers...................27

   Section 9.6.  Reimbursement and Indemnification............................28

   Section 9.7.  Agent in its Individual Capacity.............................28

   Section 9.8.  Successor Agent..............................................28

ARTICLE X ASSIGNMENTS; PARTICIPATIONS.........................................29


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   Section 10.1.  Assignments.................................................29

   Section 10.2.  Participations..............................................29

ARTICLE XI MISCELLANEOUS......................................................30

   Section 11.1.  Waivers and Amendments......................................30

   Section 11.2.  Notices.....................................................31

   Section 11.3.  Ratable Payments............................................31

   Section 11.4.  Protection of Ownership Interests of the Purchasers.........31

   Section 11.5.  Confidentiality.............................................32

   Section 11.6.  Bankruptcy Petition.........................................32

   Section 11.7.  Limitation of Liability.....................................32

   Section 11.8.  CHOICE OF LAW...............................................33

   Section 11.9.  CONSENT TO JURISDICTION.....................................33

   Section 11.10.  WAIVER OF JURY TRIAL.......................................33

   Section 11.11.  Integration; Survival of Terms.............................33

   Section 11.12.  Counterparts; Severability.................................33

   Section 11.13.  First Chicago Roles........................................34

   Section 11.14.  Characterization...........................................34

EXHIBIT I  DEFINITIONS........................................................37

EXHIBIT II CHIEF EXECUTIVE OFFICE OF THE SELLER; LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER........................................52

EXHIBIT III LOCKBOXES; COLLECTION ACCOUNTS; CONCENTRATION ACCOUNTS;
AND DEPOSITARY ACCOUNTS.......................................................53

EXHIBIT IV FORM OF COMPLIANCE CERTIFICATE.....................................54

EXHIBIT V FORM OF COLLECTION ACCOUNT AGREEMENT................................56

EXHIBIT VI CREDIT AND COLLECTION POLICY.......................................60

EXHIBIT VII FORM OF INVOICE(S)................................................61

EXHIBIT VIII FORM OF MONTHLY REPORT...........................................62

EXHIBIT IX FORM OF PURCHASE NOTICE............................................63

EXHIBIT X CONTRACTS APPLICABLE TO EXCLUDED CONTRACTS..........................65

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SCHEDULE A DOCUMENTS AND RELATED ITEMS TO BE DELIVERED TO THE AGENT
ON OR PRIOR TO THE EFFECTIVENESS OF THE AMENDED AND
RESTATED RECEIVABLES PURCHASE AGREEMENT.......................................66














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                  THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT,
dated as of July 30, 1999, is by and among Yellow Receivables Corporation, a Delaware corporation (the "SELLER"), the Investors (hereinafter defined), Falcon Asset Securitization Corporation ("FALCON") and The First National Bank of Chicago, as Agent, and amends and restates in its entirety that certain Receivables Purchase Agreement dated as of August 2, 1996, by and among such parties (as heretofore amended, the "EXISTING AGREEMENT"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto.

                             PRELIMINARY STATEMENTS

                  The Seller desires to transfer and assign Receivable Interests to the Purchasers from time to time.

                  FALCON may, in its absolute and sole discretion, purchase Receivable Interests from the Seller from time to time.

                  The Investors shall, at the request of the Seller, purchase Receivable Interests from time to time. In addition, the Investors have agreed to provide a liquidity facility to FALCON.

                  The First National Bank of Chicago has been requested and is willing to act as Agent on behalf of FALCON and the Investors in accordance with the terms hereof.

                  The parties desire to amend and restate in its entirety the Existing Agreement on the terms and subject to the conditions hereinafter set forth.

                                    ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

                  Section 1.1. Purchase Facility. Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Receivable Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, FALCON may, at its option, instruct the Agent to purchase on behalf of FALCON, or if FALCON shall decline to purchase, unless the Seller cancels such purchase in accordance with
Section 1.2, the Agent shall purchase, on behalf of the Investors, Receivable Interests from time to time in an aggregate amount not to exceed the Purchase Limit during the period from the date hereof to but not including the Liquidity Termination Date. The Seller may, upon at least 30 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Investors, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

                  Section 1.2. Increases. The Seller shall provide the Agent with at least three Business Days' prior notice in a form set forth as Exhibit IX hereto of each Incremental Purchase (a "PURCHASE NOTICE"). Each Purchase Notice shall be subject to Section 4.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $3,000,000) and date of purchase and, in the case of an Incremental Purchase to be funded by the Investors, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether FALCON agrees to make the purchase. If FALCON declines to make a proposed purchase, the Agent shall promptly advise the Seller and the Servicer of such fact, and the Seller may thereupon cancel

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the Purchase Notice or, in the absence of such a cancellation, the Incremental
Purchase of the Receivable Interest will be made by the Investors. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article IV, FALCON or the Investors, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of FALCON, the aggregate Purchase Price of the Receivable Interests FALCON is then purchasing or (ii) in the case of an Investor, such Investor's Pro Rata Share of the aggregate Purchase Price of the Receivable Interests the Investors are purchasing.

                  Section 1.3. Decreases. The Seller shall provide the Agent with prior written notice in conformity with the Required Notice Period of any reduction from Collections requested by the Seller of the aggregate Capital outstanding (a "REDUCTION NOTICE"). Such Reduction Notice shall designate (i) the date (the "PROPOSED REDUCTION DATE") upon which any such reduction of Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the aggregate amount of Capital to be reduced which shall be applied ratably to the Receivable Interests of FALCON and the Investors in accordance with the amount of Capital (if any) owing to FALCON, on the one hand, and the amount of Capital (if any) owing to the Investors (ratably, based on their respective Pro Rata Shares), on the other hand (the "AGGREGATE REDUCTION"). Only one (1) Reduction Notice shall be outstanding at any time. Notwithstanding the foregoing, the Aggregate Reduction will not be made if the Amortization Date shall have occurred for any reason on or prior to the Proposed Reduction Date.

                  Section 1.4. Payment Requirements. All amounts to be paid or deposited by the Seller or the Servicer pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds, and if not received before 12:00 noon (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at One First National Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. In the event the Seller shall fail to pay any amount when due hereunder, upon notice to the Seller, the Agent may debit the Facility Account for all such amounts due and payable hereunder. All computations of Discount, per annum fees calculated as part of any CP Costs, per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                  Section 1.5.  Payments and Collections.

                  Section 1.5.1. Payments. Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall immediately pay to the Agent when due, for the account of the relevant Purchaser or Purchasers on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Investors), (ii) all CP Costs,
(iii) all amounts payable as Discount, (iv) all amounts payable as Deemed Collections (which shall be applied to reduce outstanding Capital hereunder in accordance with Sections 1.5.2 and 1.5.3 hereof), (v) all amounts payable to reduce the aggregate Capital of the Purchasers' Receivables Interests, if required, pursuant to Section 1.5.6, (vi) all amounts payable pursuant to
Article VIII, if any, (vii) all Servicer costs and expenses in connection with servicing, administering and collecting the Receivables, and (viii) all Broken Funding Costs (collectively, the "OBLIGATIONS"). Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time the Seller receives any Collections or is deemed to receive any Collections, the Seller shall promptly pay such Collections or Deemed Collections to the Servicer and, at all

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times prior to such payment, such Collections shall be held in trust by the
Seller for the exclusive benefit of the Purchasers and the Agent.

                  Section 1.5.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer (after the initial purchase of a Receivable Interest hereunder) shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section
1.5.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, the Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each, a "REINVESTMENT") with that portion of each and every Collection received by the Servicer that is part of any Receivable Interest, such that after giving effect to such Reinvestment, the amount of Capital of such Receivable Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that were not the subject of a Reinvestment and apply such amounts (if not previously paid in accordance with Section 1.5.1) to reduce unpaid CP Costs, Discount and other Obligations. If such CP Costs, Discount and other Obligations shall be reduced to zero, any additional Collections received by the Servicer shall (i) if applicable, be remitted to the Agent's account no later than 12:00 noon (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) thereafter be remitted from the Servicer to the Seller on such Settlement Date.

                  Section 1.5.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the holder of each Receivable Interest, the percentage evidenced by such Receivable Interest of all Collections received on such day and an additional amount of Collections for the payment of any accrued and unpaid Obligations owed by the Seller and not previously paid by the Seller in accordance with Section 1.5.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to reduce the Capital associated with each such Receivable Interest and any other Aggregate Unpaids.

                  Section 1.5.4. Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 1.5.2 or 1.5.3 (as applicable), the Servicer shall distribute funds:

                  first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables if the Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement,

                  third, to the payment of accrued and unpaid Discount and CP Costs when and as due,

                  fourth, (if applicable) in reduction of Capital of the Receivable Interests,

                  fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses when the Seller or one of its

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Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and sixth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to the Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 1.5.4 above, shall be shared ratably (within each priority) among the Agent and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

                  Section 1.5.5. Payment Recission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus, if such amount represented a refund of Capital, CP Costs or Discount, as applicable, with respect thereto from the date of any such recission, return or refunding.

                  Section 1.5.6. Maximum of Purchasers' Receivable Interests.The Seller shall ensure that the aggregate Receivable Interests of the Purchasers shall at no time exceed 100%. If, on any day, the aggregate Receivable Interests of the Purchasers exceeds 100%, the Seller shall immediately pay to the Agent an amount to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment the aggregate of the Receivable Interest equals or is less than 100%. Such amount shall be applied to the reduction of the Capital of the Receivable Interests of the Purchasers ratably in accordance with the percentages of the Receivable Interests. Any amounts received by the Investors pursuant to the preceding sentence shall be applied ratably in accordance with their Pro Rata Shares.

                  Section 1.5.7. Clean Up Call. The Seller shall have the right, on not less than thirty (30) Business Days' written notice to the Agent, at any time following the reduction of the Capital to a level that is less than 5.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

                  Section 1.6.  FALCON Funding.

                  Section 1.6.1. CP Costs. The Seller shall pay CP Costs with respect to the Capital associated with each Receivable Interest of FALCON for each day that any Capital in respect of such Receivable Interest is outstanding. Each Receivable Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Receivable Interest represents in relation to all assets held by FALCON and funded substantially with Pooled Commercial Paper.

                  Section 1.6.2. CP Costs Payments. On each Settlement Date, the Seller shall pay to the Agent (for the benefit of FALCON) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Receivable Interests of FALCON for the immediately preceding Accrual Period in accordance with Section 1.5.

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                  Section 1.6.3. Calculation of CP Costs. On the 10th Business
Day immediately preceding each Settlement Date, FALCON shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify the Seller of such aggregate amount.

                  Section 1.7.  Investor Funding.

                  Section 1.7.1. Investor Funding. Each Receivable Interest of the Investors shall accrue Discount for each day during its Tranche Period at either the LIBOR Rate or the Base Rate in accordance with the terms and conditions hereof. Until the Seller gives notice to the Agent of another Discount Rate in accordance with Section 1.7.4, the initial Discount Rate for any Receivable Interest transferred to the Investors pursuant to the terms and conditions hereof, and the new Discount Rate for any Terminating Tranche, shall be the Base Rate and the applicable Tranche Period shall be a period of one Business Day commencing on the day requested in the Purchase Notice or on the last day of a Terminating Tranche, as applicable. If the Investors acquire by assignment from FALCON any Receivable Interest pursuant to Article II, each Receivable Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

                  Section 1.7.2. Discount Payments. On the Settlement Date for each Receivable Interest of the Investors, the Seller shall pay to the Agent (for the benefit of the Investors) an aggregate amount equal to the accrued and unpaid Discount for the entire Tranche Period of each such Receivable Interest in accordance with Section 1.5.

                  Section 1.7.3. Selection and Continuation of Tranche Periods.
(a) With consultation from (and approval by) the Agent, the Seller shall from time to time request Tranche Periods for the Receivable Interests of the Investors, provided that, if at any time the Investors shall have a Receivable Interest, the Seller shall always request Tranche Periods such that at least one Tranche Period shall end on each date specified in clause (A) of the definition of Settlement Date.

                  (b) The Seller or the Agent may, effective on the last day of a Tranche Period (the "TERMINATING TRANCHE") for any Receivable Interest, divide any such Receivable Interest into multiple Receivable Interests or combine any such Receivable Interest with one or more other Receivable Interests which either have a Terminating Tranche ending on such day or are newly created on such day, provided, in no event may a Receivable Interest of FALCON be combined with a Receivable Interest of the Investors.

                  Section 1.7.4. Investor Discount Rates. The Seller may select the LIBOR Rate or the Base Rate for each Receivable Interest of the Investors. The Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBOR Rate is being requested as a new Discount Rate and (ii) at least one
(1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Base Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Receivable Interest associated with such Terminating Tranche.

                  Section 1.7.5. Suspension of the LIBOR Rate. If any Investor notifies the Agent that it has determined that funding its Pro Rata Share of the Receivable Interests of the Investors at a LIBOR Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBOR Rate are not available or (ii) such LIBOR Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBOR Rate, then the

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Agent shall suspend the availability of such LIBOR Rate and require the Seller to select the Base Rate for any Receivable Interest accruing Discount at such LIBOR Rate. Section 1.7.6. Calculation of Discount. On the 10th Business Day immediately preceding each Settlement Date for each Receivable Interest of the Investors, the Agent shall calculate the aggregate amount of Discount for the applicable Tranche Period and shall notify the Seller of such aggregate amount, if any.

                  Section 1.8. Grant of Security Interest. The Seller hereby grants to the Agent for the ratable benefit of the Purchasers a security interest in all of its interest in the Receivables, Related Security, Collections and proceeds thereof to secure payment of the Aggregate Unpaids, including its indemnity obligations under Article VIII and all other obligations owed hereunder to the Purchasers. If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent for the ratable benefit of the Purchasers a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. After a Servicer Default, the Agent and the Purchasers shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                  Section 1.9. Servicer Fee. To the extent of available Collections in accordance with the priorities set forth in Sections 1.5.2 and 1.5.3, on the first Business Day of each month while any Aggregate Unpaids are outstanding, the Servicer shall be paid a servicing and collection fee (the "SERVICER FEE") equal to 2.0% per annum on the average daily amount of Capital during the calendar month (or portion thereof) then most recently ended. The Servicer Fee shall be computed for actual days elapsed on the basis of a year consisting of 365 days.

                                   ARTICLE II
                               LIQUIDITY FACILITY

                  Section 2.1. Transfer to Investors. Each Investor hereby agrees, subject to Section 2.4, that immediately upon written notice from FALCON delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from FALCON, without recourse or warranty, its Pro Rata Share of one or more of the Receivable Interests of FALCON as specified by FALCON. Each such assignment by FALCON shall be made pro rata among the Investors, provided, however, that FALCON may at any time and from time to time, in its sole and absolute discretion, make any such assignment to any Affected Investor on a non-pro rata basis. Each Investor shall, no later than 1:00 p.m. (Chicago time) on the date of such assignment, pay in immediately available funds to the Agent at an account designated by the Agent, for the benefit of FALCON, its Acquisition Amount. Unless an Investor has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to FALCON in reliance upon such assumption. FALCON hereby sells and assigns to the Agent for the ratable benefit of the Investors, and the Agent hereby purchases and assumes from FALCON, effective upon the receipt by FALCON of the FALCON Transfer Price, the Receivable Interests of FALCON which are the subject of any transfer pursuant to this Article II.

                  Section 2.2. Transfer Price Reduction Discount. If the Adjusted Liquidity Price is included in the calculation of the FALCON Transfer Price for any Receivable Interest, each Investor agrees that the Agent shall pay to FALCON the Reduction Percentage of any Discount received by the Agent with respect to such Receivable Interest.

                  Section 2.3. Payments to FALCON. In consideration for the reduction of the FALCON Transfer Prices by the FALCON Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Receivable Interests of the Investors equals the FALCON Residual, each Investor hereby agrees that the Agent shall not distribute to the Investors and shall immediately remit to FALCON any Discount, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Receivable Interests of the Investors.

                  Section 2.4. Limitation on Commitment to Purchase from FALCON. Notwithstanding anything to the contrary in this Agreement, no Investor shall have any obligation to purchase any Receivable Interest from FALCON, pursuant to
Section 2.1 or otherwise, if: (i) FALCON shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of FALCON or taken any corporate action for the purpose of effectuating any of the foregoing; or (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against FALCON by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of FALCON and such proceeding or petition shall have not been dismissed.

                  Section 2.5. Defaulting Investors. If one or more Investors defaults in its obligation to pay its Acquisition Amount pursuant to Section 2.1 (each such Investor shall be called a "DEFAULTING INVESTOR" and the aggregate amount of such defaulted obligations being herein called the "FALCON TRANSFER PRICE DEFICIT"), then upon notice from the Agent, each Investor other than the Defaulting Investors (a "NON-DEFAULTING INVESTOR") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of (x) such Non-Defaulting Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Investors) of the FALCON Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Investor's Commitment. A Defaulting Investor shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Investors all amounts paid by each Non-Defaulting Investor on behalf of such Defaulting Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Investor until the date such Non-Defaulting Investor has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus 0.5% for the two Business Days and 2.0% per annum thereafter. In addition, without prejudice to any other rights that FALCON may have under applicable law, each Defaulting Investor shall pay to FALCON forthwith upon demand, the difference between such Defaulting Investor's unpaid Acquisition Amount and the amount paid with respect thereto by the non-Defaulting Investors, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Investor's Acquisition Amount pursuant to Section 2.1 until the date the requisite amount is paid to FALCON in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2.0%.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1. Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchasers that:

                  (a) Corporate Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

                  (b) No Conflict. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document, and the Seller's use of the proceeds of purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller or its Subsidiaries (except created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document has been duly authorized, executed and delivered by the Seller.

                  (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents.

                  (d) Binding Effect. The Transaction Documents constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

                  (e) Accuracy of Information. All information heretofore furnished by the Seller or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller or any of its Affiliates to the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (f) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose which violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (g) Title to Receivables. Each Receivable has been purchased by the Seller from the Originator in accordance with the terms of the Sale Agreement, and the Seller has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, such Receivable, its Collections and the Related Security. Each such Receivable has been transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's ownership interest in such Receivable.

                  (h) Good Title; Perfection. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. This Agreement is effective to, and shall, upon each purchase hereunder, transfer to the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents.

                  (i) Places of Business. The principal places of business and chief executive office of the Seller and the offices where the Seller keeps all its Records are located at the address(es) listed on Exhibit II or such other locations notified to the Agent in accordance with Section 5.2(a) in jurisdictions where all action required by Section 5.2(a) has been taken and completed. The Seller's Federal Employer Identification Number is correctly set forth on Exhibit II.

                  (j) Collection Banks; etc. Except as otherwise notified to the Agent in accordance with Section 5.2(b):

                  (i) the Seller has instructed, or has caused the Originator to instruct, all Obligors to pay all Collections directly to a segregated lock-box identified on Exhibit III hereto,

                  (ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on Exhibit III,

                  (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank, are listed on Exhibit III, and

                  (iv) each lock-box and Collection Account to which Collections are remitted shall be subject to a Collection Account Agreement that is then in full force and effect.

In the case of lock-boxes and Collection Accounts identified on Exhibit III which were established by the Originator or by any Person other than the Seller, exclusive dominion and control thereof has been transferred to the Seller. The Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any lock-box or Collection Account, or the right to take dominion and control of any lock-box or Collection Account at a future time or upon the occurrence of a future event.

                  (k) Material Adverse Effect. Since December 31, 1998, no event has occurred which would have a Material Adverse Effect.

                  (l) Names. In the past five years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                  (m) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of the Seller's knowledge, threatened, against or affecting the Seller or the Originator, or any of the respective properties of the Seller or the Originator, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of a material portion of the Receivables, (ii) materially adversely affect the financial condition of the Seller or the Originator or (iii) materially adversely affect the ability of the Seller or the Originator to perform its obligations under the Transaction Documents. Neither the Seller nor the Originator is in default with respect to any order of any court, arbitrator or governmental body.

                  (n) Credit and Collection Policies. With respect to each Receivable, each of the Originator, the Seller and the Servicer has complied in all material respects with the Credit and Collection Policy.

                  (o) Payments to Originator. With respect to each Receivable transferred to the Seller, the Seller has given reasonably equivalent value to the Originator in consideration for such transfer of such Receivable and the Related Security with respect thereto under the Sale Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss.ss. 101 et seq.), as amended.

                  (p) Ownership of the Seller. The Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Seller.

                  (q) Not an Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

                  (r) Purpose. The Seller has determined that, from a business viewpoint, the purchase of Receivables and related interests from the Originator under the Sale Agreement, and the sale of Receivable Interests to the Purchasers and the other transactions contemplated herein, are in the best interest of the Seller.

                  (s) Net Receivables Balance. Both before and after giving effect to each Incremental Purchase and Reinvestment, the Net Receivables Balance equals or exceeds the product of (i) 100% + the Aggregate Reserve Percentage, multiplied by (ii) the aggregate Capital outstanding.

                  (t) Contracts Governing Excluded Receivables. Aside from contracts applicable to Approved Offset Receivables, the only contracts listed on Exhibit X hereto are contracts of the Originator that (i) by virtue of their confidentiality provisions would preclude the Originator from disclosing to any Person information that is included on an Invoice, and/or (ii) by their terms preclude the assignment to any Person of any of the Originator's rights to payment thereunder (notwithstanding the provisions of ss. 9-318 of the UCC).

                  (u) Year 2000. The Seller (i) has reviewed the areas within its and the Originators' business and operations which could be adversely affected by the Year 2000 Problem, (ii) has developed a Year 2000 Plan to address the Year 2000 Problem on a timely basis, (iii) is taking all actions necessary to meet the schedule and goals of the Year 2000 Plan and (iv) has established adequate reserves to implement the Year 2000 Plan. The Seller does not reasonably anticipate that the Year 2000 Problem could have a Material Adverse Effect.

                  Section 3.2. Investor Representations and Warranties. Each Investor hereby represents and warrants to the Agent and FALCON that:

                  (a) Existence and Power. Such Investor is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                  (b) No Conflict. The execution, delivery and performance by such Investor of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Investor.

                  (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Investor of this Agreement.

                  (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

                                   ARTICLE IV
                             CONDITIONS OF PURCHASES

                  Section 4.1. Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule A hereto, and (b) the Agent shall have been paid all fees required to be paid on such date pursuant to the terms of the Fee Letter.

                  Section 4.2. Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Receivable Interest (other than pursuant to Section 2.1) and each Reinvestment shall be subject to the further conditions precedent that:

                  (a) in the case of each such purchase, the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under
Section 6.5;

                  (b) on the date of each such purchase or Reinvestment, the following statements shall be true both before and after giving effect to such purchase or Reinvestment (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                  (i) the representations and warranties set forth in Section
         3.1 are correct on and as of the date of such purchase or Reinvestment as though made on and as of such date; PROVIDED, HOWEVER, that the representation and warranty set forth in Section 3.1(k) need only be true and correct as of the date of the initial purchase of Receivable Interests hereunder;

                  (ii) no event has occurred, or would result from such purchase or Reinvestment, that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such purchase or Reinvestment, that would constitute a Potential Servicer Default; and

                  (iii) the Liquidity Termination Date shall not have occurred, the aggregate Capital of all Receivable Interests shall not exceed the Purchase Limit and the aggregate Receivable Interests shall not exceed 100%; and

                  (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                    ARTICLE V
                                    COVENANTS

                  Section 5.1. Affirmative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

                  (a) Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

                  (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, financial statements for such fiscal year certified in a manner acceptable to the Agent by the Chief Financial Officer of the Seller.

                  (ii) Quarterly Reporting. Within 45 days after the close of the first three quarterly periods of each of its fiscal years, balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by the Seller's Chief Financial Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Copies of Notices, Etc. under Sale Agreement and Other Transaction Documents. Forthwith upon its receipt of any notice, request for consent, financial statements of the Originator, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or FALCON, copies of the same.

                  (v) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

                  (vi) Replacement of Contracts Applicable to Excluded Receivables. Not less than once every 3 months while any Excluded Receivables exist (or more frequently if the Seller desires), an updated version of Exhibit X hereto.

                  (vii) Other Information. Such other information (including non-financial information) as the Agent or any Purchaser may from time to time reasonably request.

                  (b) Notices. The Seller will notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Servicer Defaults or Potential Servicer Defaults. The occurrence of each Servicer Default or each Potential Servicer Default, by a statement of the Chief Financial Officer of the Seller;

                  (ii) Judgment. The entry of any judgment or decree against the Seller;

                  (iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against the Seller or to which the Seller becomes party;

                  (iv) Termination Date under Sale Agreement. The declaration by the Originator of the "Termination Date" under the Sale Agreement;

                  (v) Downgrade. Any downgrade in the rating of any Indebtedness of the Seller, the Originator or Yellow Corporation by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change; and/or

                  (vi) Labor Strike, Walkout, Lockout or Slowdown. The commencement or threat of any labor strike, walkout, lockout or concerted labor slowdown which prevents, or could reasonably be likely to prevent, pick-ups, shipments and/or deliveries by the Originator (collectively, "LABOR ACTIONS").

                  (c) Compliance with Laws. The Seller will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject.

                  (d) Audits. The Seller will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall cause the Originator to permit the Agent or its agents or representatives) (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller or the Originator relating to Receivables and the Related Security, including, without limitation, the related Invoices, and (ii) to visit the offices and properties of the Seller or the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's or the Originator's financial condition or the Receivables and the Related Security or the Seller's performance hereunder, or the Originator's performance under any of the other Transaction Documents, or the Seller's or the Originator's performance under the Invoices with any of the officers or employees of the Seller or the Originator having knowledge of such matters.

                  (e) Keeping and Marking of Records and Books.

                  (i) The Seller will, and will cause the Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will cause the Originator to, give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) The Seller will, and will cause the Originator to, (a) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivable Interests with a legend, acceptable to the Agent, describing the Receivable Interests and (b) upon the request of the Agent: (A) mark each Invoice with a legend describing the Receivable Interests and (B) deliver to the Agent all Invoices (including, without limitation, all multiple originals of any such Invoice) relating to the Receivables.

                  (f) Compliance with Invoices and Credit and Collection Policy. The Seller will, and will cause the Originator to, timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Invoices (other than bills of lading) related to the Receivables, and (ii) comply in all material respects with any bills of lading included in the Invoices and with the Credit and Collection Policy. The Seller will, and will cause the Originator to, pay when due any taxes payable in connection with the Receivables.

                  (g) Purchase of Receivables from the Originator. With respect to each Receivable purchased under the Sale Agreement, the Seller shall (or shall cause the Originator to) take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as the Agent may reasonably request.

                  (h) Ownership Interest. The Seller shall take all necessary action to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Agent and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent and the Purchasers hereunder as the Agent may reasonably request.

                  (i) Payment to the Originator. With respect to any Receivable purchased by the Seller from the Originator, such sale shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable.

                  (j) Performance and Enforcement of Sale Agreement. The Seller shall timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Sale Agreement. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchasers and the Agents, as assignees of the

Seller) under the Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement.

                  (k) Purchasers' Reliance. The Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity that is separate from the Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof and not just a division of the Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

                  (i) conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of the Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

                  (ii) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of the Originator, allocate the compensation of such employee, consultant or agent between the Seller and the Originator on a basis which reflects the services rendered to the Seller and the Originator;

                  (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of the Originator, the Seller shall lease such office at a fair market rent;

                  (iv) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

                  (v) conduct all transactions with the Originator (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and the Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                  (vi) at all times have at least two members of its Board of Directors (each, an "INDEPENDENT DIRECTOR") who are not at such time, and have not have been at any time during the preceding five years (A) a director, officer, employee or affiliate of Yellow Corporation or any of its subsidiaries or affiliates, or (B) the beneficial owner at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director, of five percent (5%) of the outstanding common shares of Yellow Corporation having general voting rights; PROVIDED, HOWEVER, that a director who otherwise meets the description of Independent Director as set forth herein shall not be disqualified from serving as an Independent Director of the Seller if he or she is also a director of another corporation that is an Affiliate of Yellow Corporation with a certificate of incorporation substantially similar to the certificate of incorporation of the Seller;

                  (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Directors, (B) the dissolution or liquidation of the Seller or (C) the initiation of participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Directors);

                  (viii) maintain the Seller's books and records separate from those of the Originator and otherwise readily identifiable as its own assets rather than assets of the Originator;

                  (ix) prepare its financial statements separately from those of the Originator and insure that any consolidated financial statements of the Originator or any Affiliate thereof that include the Seller and which are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

                  (x) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of the Originator and not maintain bank accounts or other depository accounts to which the Originator is an account party, into which the Originator makes deposits or from which the Originator has the power to make withdrawals;

                  (xi) not permit the Originator to pay any of the Seller's operating expenses (except pursuant to allocation arrangements that comply with the requirements of this Section 5.1(k));

                  (xii) not permit the Seller to be named as an insured on the insurance policy covering the property of the Originator or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Seller; and

                  (xiii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Skadden, Arps, Slate, Meagher & Flom, as counsel for the Seller, in connection with the closing or initial purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                  (l) Collections. The Seller shall instruct all Obligors, or cause the Originator to instruct, all Obligors to pay all Collections directly to a segregated lock-box or other Collection Account listed on Exhibit III, each of which is subject to a Collection Account Agreement. In the case of payments remitted to any such lock-box, the Seller shall cause all proceeds from such lock-box to be deposited directly by a Collection Bank into a Collection Account listed on Exhibit III, which is subject to a Collection Account Agreement. The Seller shall maintain exclusive dominion and control (subject to the terms of this Agreement) to each such Collection Account. In the case of any Collections received by the Seller or the Originator, the Seller shall remit (or shall cause the Originator to remit) such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller shall itself hold (or, if applicable, shall cause the Originator to hold) such Collections in trust, for the exclusive benefit of the Purchasers and the Agent. In the case of any remittances received by the Seller in any such Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Seller shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any of the Collection Banks a Collection Notice pursuant to Section 6.3, the Agent may request that the Seller, and the Seller thereupon promptly shall and shall direct the Originator to, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the "NEW CONCENTRATION ACCOUNT") specified by the Agent and, at all times thereafter the Seller shall not deposit or otherwise credit, and shall not permit the Originator or any other Person to deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, the Agent may request that the Seller, and the Seller thereupon promptly shall, direct all Persons then making remittances to any Collection Account listed on Exhibit III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on Exhibit III.

                  (m) Minimum Net Worth. The Seller shall at all times maintain total assets which exceed its total liabilities by not less than 3% of the Outstanding Balance of the Receivables at such time.

                  Section 5.2. Negative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

                  (a) Name Change, Offices, Records and Books of Accounts. The Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least 45 days prior notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Collection Bank from those listed in
Exhibit III, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any lock-box, Collection Account or Collection Bank, unless the Agent shall have received, at least fifteen (15) Business Days before the proposed effective date therefor:

                  (i) written notice of such addition, termination or change, and

                  (ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Account Agreement from such Collection Bank relating thereto;

PROVIDED, HOWEVER, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing lock-box or Collection Account that is subject to a Collection Account Agreement then in effect.

                  (c) Modifications to Invoices and Credit and Collection Policy. The Seller will not make any change to the Credit and Collection Policy which would be reasonably likely to adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created

Receivables. Except as provided in Section 6.2(c), the Seller, acting as Servicer or otherwise, will not extend, amend or otherwise modify the terms of any Receivable or any Invoice related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Excluded Receivable or any Receivable, Related Security or Collections, or upon or with respect to any Invoice under which any Receivable arises, or any lock-box or Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and the Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or the Originator.

                  (e) Nature of Business; Other Agreements; Other Indebtedness. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the Sale Agreement. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than:

                  (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

                  (ii) the incurrence of obligations under this Agreement,

                  (iii) the incurrence of obligations, as expressly contemplated in the Sale Agreement, to make payment to the Originator thereunder for the purchase of Receivables from the Originator under the Sale Agreement, and

                  (iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in Section 5.1(k) of this Agreement.

In the event the Seller shall at any time borrow a "Revolving Loan" under the Sale Agreement, the obligations of the Seller in connection therewith shall be subordinated to the obligations of the Seller to the Purchasers and the Agent under this Agreement, on such terms as shall be satisfactory to the Agent.

                  (f) Amendments to Sale Agreement. The Seller shall not, without the prior written consent of the Agent:

                  (i) cancel or terminate the Sale Agreement,

                  (ii) give any consent, waiver, directive or approval under the Sale Agreement,

                  (iii) waive any default, action, omission or breach under the Sale Agreement, or otherwise grant any indulgence thereunder, or

                  (iv) amend, supplement or otherwise modify any of the terms of the Sale Agreement.

                  (g) Amendments to Corporate Documents. The Seller shall not amend its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(k) of this Agreement.

                  (h) Merger. The Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

                  (i) Restricted Junior Payments. The Seller shall not make any Restricted Junior Payment if a Servicer Default or Potential Servicer Default exists or would result therefrom.

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

                  Section 6.1.  Designation of Servicer.

                  (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this Section 6.1. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time designate as Servicer any Person to succeed the Seller or any successor Servicer.

                  (b) The Seller is permitted to delegate, and the Seller hereby advises the Purchasers and the Agent that it has delegated, to the Originator, as subservicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables transferred by the Originator to the Seller. Notwithstanding the foregoing, (i) the Seller shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and
(ii) the Agent and the Purchasers shall be entitled to deal exclusively with the Seller in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder, and the Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Seller in order for communication to the Servicer and its subservicer or other delegate in respect thereof to be accomplished. The Seller, at all times that it is the Servicer, shall be responsible for providing its subservicer or other delegate with any notice given under this Agreement.

                  (c) Without the prior written consent of the Required Investors, (i) the Seller shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than the Originator, and then such delegation shall be limited to the activities of Servicer hereunder as the same may relate to the Receivables originated by the Originator, and (ii) no Originator shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by the Seller. If at any time the Agent shall designate as Servicer any Person other than the Seller, all duties and responsibilities theretofore delegated by the Seller to the Originator may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to the Seller.

                  Section 6.2.  Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the applicable Invoices and the Credit and Collection Policy.

                  (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article I. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with Sections 1.5.2 and 1.5.3. The Servicer shall upon the request of the Agent after the occurrence of the Amortization Date, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with
Section 1.5. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                  (c) The Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Servicer Default, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                  (d) The Servicer shall hold in trust for the Seller and the Purchasers, in accordance with their respective interests in the Receivables, all Records that evidence or relate to the Receivables, the related Invoices and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, (x) if such demand is made at any time prior to the replacement of the Seller as Servicer hereunder, at the chief executive office of the Originator and (y) if such demand is made at any time after the replacement of the Seller as Servicer hereunder, to such location as the Agent may designate in writing. The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Receivables representing the Seller's undivided fractional ownership interest therein, less, in the event the Seller is not the Servicer, all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section 1.5.

                  (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

                  Section 6.3. Collection Notices. The Agent is authorized at any time to date and to deliver to the Collection Banks a Collection Notice under any Collection Account Agreement. The Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse the Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Invoices and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Seller.

                  Section 6.4. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or under the related Invoices. The Purchasers shall have no obligation or liability with respect to any Receivables or related Invoices, nor shall any of them be obligated to perform the obligations of the Seller.

                  Section 6.5. Reports. On the 15th day of each month (or, if such date is not a Business Day, the next following Business Day), and at such other times as the Agent shall request, the Servicer shall prepare and forward to the Agent a Monthly Report. Promptly following any request therefor by the Agent, the Seller shall prepare and provide to the Agent a listing by Obligor of all Receivables together with an aging of such Receivables. If at any time an Approved Offset Receivable or a Supplemental Approved Offset Receivable ceases to be an Eligible Receivable because the Originator commences purchasing, on credit, goods or services from the Obligor thereon, the Servicer shall, not later than 5 Business Days thereafter, deliver to the Agent a restated Monthly Report for the month preceding such occurrence deducting the Outstanding Balance of such Approved Offset Receivable or Supplemental Approved Offset Receivable, as the case may be, from the aggregate Outstanding Balance of Eligible Receivables previously reflected thereon.

                                   ARTICLE VII
                                SERVICER DEFAULTS

                  Section 7.1. Servicer Defaults. The occurrence of any one or more of the following events shall constitute a Servicer Default:

                  (a) The Servicer or the Seller shall fail (i) to make when due any payment or deposit required hereunder, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) and such failure shall remain unremedied for five (5) Business Days following written notice thereof to the Servicer or the Seller, as applicable.

                  (b) Any representation, warranty, certification or statement made by the Seller, the Servicer or the Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made.

                  (c) (i) The Seller or the Servicer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or the Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or

(ii) the Seller or any Servicer shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (c).

                  (d) As at the end of any calendar month:

                  (i) the average of the Delinquency Ratios for each of the three consecutive calendar months then most recently ended shall exceed 2.75%;

                  (ii) the Dilution Ratio for any calendar month shall exceed 3.25%; or

                  (iii) the average of the Default Ratios for each of the three consecutive calendar months then most recently ended shall exceed 2.50%.

                  (e) The Originator (i) shall fail to perform or observe any term, covenant or agreement contained in any other Transaction Document, or (ii) shall for any reason cease to transfer, or cease to have the legal capacity or otherwise be incapable of transferring, Receivables to the Seller, as purchaser under the Sale Agreement, or any "Event of Default" or "Potential Event of Default" shall occur under the Sale Agreement.

                  (f) The aggregate Receivable Interests hereunder shall at any time exceed 100%.

                  (g) A Change of Control shall occur.

                  (h) A "Default" under and as defined in that certain Revolving Credit Agreement dated as of September 24, 1997 by and among the Originator, various lenders, NationsBank, N.A., individually and as Documentation Agent, and The First National Bank of Chicago, individually, as Issuer and as Agent, as amended, modified or replaced from time to time with the consent of First Chicago (the "REVOLVING CREDIT AGREEMENT"), shall occur and be continuing; PROVIDED, HOWEVER, that any Servicer Default arising under this Section 7.1(h) shall be deemed automatically waived if and to the extent that any "Default" under the Revolving Credit Agreement is waived in accordance with the terms thereof and First Chicago (or any of its Affiliates or successors) is one of the lenders under the Revolving Credit Agreement who consents to such waiver.

                                  ARTICLE VIII
                                 INDEMNIFICATION

                  Section 8.1. Indemnities by the Seller. Without limiting any other rights which the Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agent and each Purchaser and their respective officers, directors, agents and employees (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

                  (a) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of the Purchasers to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or the Servicer under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

                  (i) any representation or warranty made by the Seller, the Originator or the Servicer (or any officers of the Seller, the Originator or the Servicer) under or in connection with this Agreement, any other Transaction Document, any Monthly Report or any other information or report delivered by the Seller, the Originator or the Servicer pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                  (ii) the failure by the Seller, the Originator or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or Invoice related thereto, or the nonconformity of any Receivable or Invoice included therein with any such applicable law, rule or regulation;

                  (iii) any failure of the Seller, the Originator or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Invoice;

                  (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vi) the commingling of Collections of Receivables at any time with other funds;

                  (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller or the Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

                  (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (ix) a Servicer Default described in Section 7.1(c);

                  (x) the failure to vest and maintain vested in the Agent and the Purchasers, or to transfer to the Agent and the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership (to the extent of the Receivable Interests contemplated hereunder) in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

                  (xi) any failure of the Seller to give reasonably equivalent value to the Originator under the Sale Agreement in consideration of the transfer by the Originator of any Receivable, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

                  (xii) the Year 2000 Problem.

                  Section 8.2.  Increased Cost and Reduced Return.

                  (a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "REGULATORY CHANGE"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

                  (b) Payment of any sum pursuant to Section 8.2(a) shall be made by the Seller to the Agent, for the benefit of the relevant Funding Source, not later than ten (10) days after any such demand is made. A certificate of any Funding Source, signed by an authorized officer claiming compensation under this Section 8.2 and setting forth the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall be conclusive evidence of the amount to be paid, absent manifest error.

                  Section 8.3. Costs and Expenses Relating to this Agreement. The Seller shall pay to the Agent and FALCON on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of FALCON's auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for FALCON and the Agent (which such counsel may be employees of FALCON or the Agent) with respect thereto and with respect to advising FALCON and the Agent as to their respective rights and remedies under this Agreement. The Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Servicer Default.

                                   ARTICLE IX

                                    THE AGENT

                  Section 9.1. Authorization and Action. Each Purchaser hereby designates and appoints First Chicago to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute on behalf of such Purchaser (the terms of which shall be binding on such Purchaser) each of the Uniform Commercial Code financing statements, together with such other instruments or documents determined by the Agent to be necessary or desirable in order to perfect, evidence or more fully protect the interest of the Purchasers contemplated hereunder.

                  Section 9.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 9.3. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article IV, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. The Agent shall not be deemed to have knowledge of a Servicer Default or Potential Servicer Default unless the Agent has received notice from the Seller or a Purchaser.

                  Section 9.4. Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of FALCON or the Required Investors or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of FALCON or the Required Investors or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

                  Section 9.5. Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

                  Section 9.6. Reimbursement and Indemnification. The Investors agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

                  Section 9.7. Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Investor," "Purchaser," "Investors" and "Purchasers" shall include the Agent in its individual capacity.

                  Section 9.8. Successor Agent. The Agent may, upon five days' notice to the Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Investors during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Investors during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article IX and
Article VIII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                    ARTICLE X
                           ASSIGNMENTS; PARTICIPATIONS

                  Section 10.1. Assignments. (a) The Seller and each Investor hereby agree and consent to the complete or partial assignment by FALCON of all of its rights under, interest in, title to and obligations under this Agreement to the Investors pursuant to Section 2.1 or to any other Person, and upon such assignment, FALCON shall be released from its obligations so assigned. Further, the Seller and each Investor hereby agree that any assignee of FALCON of this Agreement or all or any of the Receivable Interests of FALCON shall have all of the rights and benefits under this Agreement as if the term "FALCON" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of FALCON hereunder. The Seller shall not have the right to assign its rights or obligations under this Agreement.

                  (b) Any Investor may at any time and from time to time assign to one or more Persons ("PURCHASING INVESTORS") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form and substance satisfactory to the Agent (the "ASSIGNMENT AGREEMENT"), executed by such Purchasing Investor and such selling Investor. The consent of FALCON shall be required prior to the effectiveness of any such assignment. Each assignee of an Investor must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc. and must agree to deliver to the Agent, promptly following any request therefor by the Agent or FALCON, an enforceability opinion in form and substance satisfactory to the Agent and FALCON. Upon delivery of the executed Assignment Agreement to the Agent, such selling Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Investor shall for all purposes be an Investor party to this Agreement and shall have all the rights and obligations of an Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agent shall be required.

                  (c) Each of the Investors agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc. (an "AFFECTED INVESTOR"), such Affected Investor shall be obliged, at the request of FALCON or the Agent, to assign all of its rights and obligations hereunder to (x) another Investor or (y) another financial institution nominated by the Agent and acceptable to FALCON, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Investor; provided that the Affected Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Investor's Pro Rata Share of the Capital and Discount owing to the Investors and all accruing but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

                  Section 10.2. Participations. Any Investor may, in the ordinary course of its business at any time sell to one or more Persons (each, a "PARTICIPANT") participating interests in its Pro Rata Share of the Receivable Interests of the Investors, its obligation to pay FALCON its Acquisition Amounts or any other interest of such Investor hereunder. Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor's rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, FALCON and the Agent shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of Section 11.1(b).

                                   ARTICLE XI
                                  MISCELLANEOUS

                  Section 11.1. Waivers and Amendments. (a) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) Except as set forth in Section 7.1(h), no provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 11.1(b). FALCON, the Seller and the Agent, at the direction of the Required Investors, may enter into written modifications or waivers of any provisions of this Agreement, PROVIDED, HOWEVER, that no such modification or waiver shall:

                  (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount (or any component thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers,
         (D) except pursuant to Article X hereof, change the amount of the Capital of any Purchaser, an Investor's Pro Rata Share or an Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Investors or this Section 11.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Discount Reserve,"

         "Loss Reserve Percentage," "Aggregate Reserve Percentage" or "Default Ratio," or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

                  (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Investors, the Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors hereunder and (ii) without the consent of the Seller, the Agent, the Required Investors and FALCON may enter into amendments to modify any of the terms or provisions of Article II, Article IX, Article X or
Section 11.13 provided that such amendment has no negative impact upon the Seller. Any modification or waiver made in accordance with this Section 11.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Purchasers and the Agent.

                  Section 11.2.  Notices.

                  (a) Except as provided in subsection (b) below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that communications and notices to the Agent or any Purchaser pursuant to Article I or II shall not be effective until received by the intended recipient.

                  (b) The Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

                  Section 11.3. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 8.2 or 8.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 11.4. Protection of Ownership Interests of the Purchasers. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. The Agent may, or the Agent may direct the Seller to, notify the Obligors of Receivables, at any time following the replacement of the Seller as Servicer and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Seller shall, at any Purchaser's written request, withhold the identity of such Purchaser in any such notification.

                  (b) If the Seller or the Servicer fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Agent's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 8.3, as applicable. The Seller and the Servicer each irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and
(ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 11.5.  Confidentiality.

                  (a) The Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and FALCON and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller and its officers and employees may disclose such information to the Seller's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, the Seller may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  (b) Anything herein to the contrary notwithstanding, the Seller hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Investors or FALCON by each other, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to FALCON or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which First Chicago acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the Agent for the making of such disclosures generally to Persons of such type. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  Section 11.6. Bankruptcy Petition. The Seller, the Agent and each Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of FALCON, it will not institute against, or join any other Person in instituting against, FALCON any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 11.7. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of FALCON, the Agent or any Investor, no claim may be made by the Seller, the Servicer or any other Person against FALCON, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 11.8. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                  Section 11.9. CONSENT TO JURISDICTION. THE SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT AND THE SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE SELLER OR THE ORIGINATOR MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE SELLER AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                  Section 11.10. WAIVER OF JURY TRIAL. THE AGENT, THE SELLER AND EACH PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 11.11. Integration; Survival of Terms. This Agreement, the Collection Account Agreements, and the Fee Letter contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. The provisions of Article VIII and Section 11.6 shall survive any termination of this Agreement.

                  Section 11.12. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 11.13. First Chicago Roles. Each of the Investors acknowledges that First Chicago and certain of its Affiliates including (First Chicago Capital Markets, Inc.) act, or may in the future act, (i) as administrative agent for FALCON, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for FALCON (collectively, the "FIRST CHICAGO ROLES"). Without limiting the generality of this Section 11.13, each Investor hereby acknowledges and consents to any and all First Chicago Roles and agrees that in connection with any First Chicago Role, First Chicago may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for FALCON, the giving of notice to the Agent of a mandatory purchase pursuant to Section 2.1.

                  Section 11.14. Characterization. It is the intention of the parties hereto that each purchase hereunder shall constitute an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to the Seller; PROVIDED, HOWEVER, that (i) the Seller shall be liable to each Purchaser and the Agent for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of the Seller or the Originator or any other person arising in connection with the Receivables, the Related Security, or the related Invoices, or any other obligations of the Seller or the Originator.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                              YELLOW RECEIVABLES CORPORATION

                              By: /s/  Chet Lamkey
                                 ------------------------------
                              Name: Chet Lamkey
                              Title: VP Treasurer/Secretary

                              Address for Notices:

                              Yellow Receivables Corporation
                              10990 Roe Avenue
                              P.O. Box 7489
                              Overland Park, KS 66211
                              Attention:  Chet Lamkey
                              Phone:  (913) 344-3325
                              Fax:  (913) 344-4849


                              FALCON ASSET SECURITIZATION CORPORATION


                              By:
                                  ---------------------------------
                                      Authorized Signatory

                              Address for Notices:

                              Falcon Asset Securitization Corporation
                              c/o The First National Bank of Chicago
                              Asset-Backed Finance
                              One First National Plaza
                              Chicago, Illinois  60670-0596
                              Attention:  Elizabeth Cohen
                              Fax: (312) 732-3205

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                              YELLOW RECEIVABLES CORPORATION

                              By:
                                 --------------------------------
                              Name:
                              Title:

                              Address for Notices:

                              Yellow Receivables Corporation
                              10990 Roe Avenue
                              P.O. Box 7489
                              Overland Park, KS 66211
                              Attention:  Chet Lamkey
                              Phone:  (913) 344-3325
                              Fax:  (913) 344-4849


                              FALCON ASSET SECURITIZATION CORPORATION


                              By: /s/ Jake C. Render
                                  --------------------------------
                                      Authorized Signatory

                              Address for Notices:

                              Falcon Asset Securitization Corporation
                              c/o The First National Bank of Chicago
                              Asset-Backed Finance
                              One First National Plaza
                              Chicago, Illinois  60670-0596
                              Attention:  Elizabeth Cohen
                              Fax: (312) 732-3205

INVESTORS:

COMMITMENT      PRO RATA SHARE
----------      --------------

$175,000,000         100%            THE FIRST NATIONAL BANK OF CHICAGO, as an
                                     Investor and as Agent


                                     By: /s/ Jake C. Render
                                        ----------------------------------
                                            Authorized Agent

                                     Address for notices:

                                     The First National Bank of Chicago
                                     Suite 0596, 1-21
                                     One First National Plaza
                                     Chicago, Illinois  60670-0596
                                     Attention:  Elizabeth Cohen
                                     Fax:(312) 732-3205


===========
$175,000,000......PURCHASE LIMIT

                                    EXHIBIT I
                                   DEFINITIONS

                  AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

                  "ACCRUAL PERIOD" means each calendar month, provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial purchase hereunder to (and including) the last day of the calendar month thereafter.

                  "ACQUISITION AMOUNT" means, on the date of any purchase from FALCON of Receivable Interests pursuant to Section 2.1, (i) with respect to each Investor other than First Chicago, the lesser of (a) such Investor's Pro Rata Share of the FALCON Transfer Price and (b) such Investor's unused Commitment and
(ii) with respect to First Chicago, the difference between (a) the FALCON Transfer Price and (b) the aggregate amount payable by all other Investors on such date pursuant to clause (i) above.

                  "ADJUSTED LIQUIDITY PRICE" means, in determining the FALCON Transfer Price for any Receivable Interest, an amount equal to: [*]

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

                  "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "AFFECTED INVESTOR" has the meaning provided in Section
10.1(c).

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise. In addition, for purposes of the definitions of "Concentration Limit," "Eligible Receivable" and "Net Receivables Balance," a Person shall be deemed to control another Person if such Person owns more than 50% of any class of voting securities (or corresponding interest in the case of non-corporate entities) of the other Person.

                  "AGENT" means First Chicago in its capacity as agent for the Purchasers pursuant to Article IX, and not in its individual capacity as an Investor, and any successor Agent appointed pursuant to Article IX.

                  "AGGREGATE REDUCTION" has the meaning specified in
Section 1.3.

                  "AGGREGATE RESERVE PERCENTAGE" [*]

                  "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of all Capital and all other unpaid Obligations (whether due or accrued) at such time.

                  "AGREEMENT" means this Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

                  "AMORTIZATION DATE" means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 4.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of a Servicer Default set forth in Section 7.1(c), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Servicer Default, and (iv) the date which is 30 Business Days after the Agent's receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

                  "APPROVED OFFSET RECEIVABLE" means any Receivable arising under contract numbers 39, 45, 56, 111, 146 and 152 on Exhibit X hereto for so long as the Originator does not purchase goods or services on credit from the Obligor thereon.

                  "BASE RATE" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes; PROVIDED, HOWEVER, that from and after the occurrence of a Servicer Default, and during the continuation thereof, the "BASE RATE" shall mean a rate per annum equal to the sum of 2% per annum plus the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

                  "BROKEN FUNDING COSTS" means for any Receivable Interest which: (i) has its Capital reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under Article II or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Discount (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Receivable Interest, the amount of CP Costs or Discount actually accrued during the remainder of such period on such Capital for the new Receivable Interest, and (y) to the extent such Capital is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBOR Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                  "CAPITAL" of any Receivable Interest means, at any time, the Purchase Price of such Receivable Interest (and after giving effect to any adjustments contemplated in Section 1.5), minus the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital in accordance with the terms of this Agreement; provided that such Capital shall be restored in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned or refunded for any reason.

                  "CHANGE OF CONTROL" means (i) any Person or Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the outstanding shares of voting stock of Yellow Corporation; or (ii) during any period of twelve (12) consecutive months, commencing before or after the date hereof, individuals who at the beginning of such twelve-month period were directors of the Originator shall cease for any reason to constitute a majority of the board of directors of the Originator; or
(iii) the Originator shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Seller on a fully diluted basis; or (iv) Yellow Corporation shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Originator on a fully diluted basis.

                  "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

                  "COLLECTION ACCOUNT AGREEMENT" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of
Exhibit V hereto.

                  "COLLECTION BANK" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

                  "COLLECTION NOTICE" means a notice, in substantially the form of the Collection Notice contained in Exhibit V hereto, from the Agent to a Collection Bank.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable.

                  "COMMERCIAL PAPER" means promissory notes of FALCON issued by FALCON in the commercial paper market.

                  "COMMITMENT" means, for each Investor, the commitment of such Investor to purchase its Pro Rata Share of Receivable Interests from (i) the Seller and (ii) FALCON, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

                  "CONCENTRATION LIMIT" means:  [*]

PROVIDED, HOWEVER, that:

                  (i) the Concentration Limit set forth in the preceding clause
         (c) will automatically become zero (A) at all times while any Labor Action remains is pending, and (B) immediately following the threat of any Labor Action and for so long as the Agent, FALCON or the Required Investors reasonably believe(s) such threat is likely to be carried out, and

                  (ii) the Agent may from time to time designate other amounts (each, a "SPECIAL CONCENTRATION LIMIT") for any Obligor or class of Receivables, it being understood and agreed that the Agent, FALCON or the Required Investors may, upon not less than three Business Days' notice to the Seller, cancel any Special Concentration Limit.

                  "CP COSTS" means, for each day, the sum of (i) discount accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Receivable Interest of FALCON pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by FALCON in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

                  "CREDIT AND COLLECTION POLICY" means the Seller's credit and collection policies and practices relating to Invoices and Receivables existing on the date hereof and summarized in Exhibit VI hereto, as modified from time to time in accordance with this Agreement. It is understood that the Credit and Collection Policy of the Seller in respect of any Receivable shall be the credit and collection policies of the Originator thereof. To the extent the Originator shall not have comprehensively reduced to writing its credit and collection policies, the Credit and Collection Policy in respect of Receivables originated by the Originator shall be those credit and collection policies of the Originator in effect on the date hereof and disclosed to the Agent on or prior to the date hereof.

                  "DAYS OUTSTANDING" means, at any time: (a) one-half of the sum of the beginning and ending Outstanding Balances of all Receivables during the month most recently ended, multiplied by (b) the number of days in the month most recently ended divided by the aggregate amount payable pursuant to Invoices generated during that month.

                  "DEEMED COLLECTIONS" means the aggregate of all amounts the Seller shall have been deemed to have received as a Collection of a Receivable. The Seller shall be deemed to have received: (A) a Collection of a Receivable in the amount of the reduction or cancellation if at any time the Outstanding Balance of any such Receivable is reduced or canceled either as a result of (x) any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than cash Collections on account of the Receivables) or (y) any setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), and (B) a Collection in full of a Receivable if at any time any of the representations or warranties in Section 3.1 prove to have been untrue when made or deemed made with respect to any Receivable. The Seller hereby agrees to pay all Deemed Collections immediately to the Servicer for application in accordance with the terms and conditions hereof.

                  "DEFAULT RATIO" [*]

                  "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 150 days or more from the original invoice date for such payment; (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(c) (as if references to the Seller therein refer to such Obligor); (iii) as to which the Obligor thereof, if a natural person, is deceased; or (iv) which has been identified by the Seller as uncollectible.

                  "DEFERRED REVENUE" means any Receivable which has been booked as an asset on the Originator's balance sheet (prior to giving effect to any sale or contribution of such Receivable by the Originator to the Seller) but as to which delivery of the underlying goods has not yet been completed in accordance with the Invoice or underlying purchase order.

                  "DELINQUENCY RATIO" means, as of the last day of any calendar month, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that are then Delinquent Receivables, divided by (ii) the aggregate Outstanding Balance of all Receivables as of such date.

                  "DELINQUENT RECEIVABLE" means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for 120 days but less than 150 days from the original invoice date for such payment.

                  "DILUTION RATIO" means, as of the last day of any calendar month, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such month, divided by (ii) the aggregate amount of Receivables generated by the Originator 4 months prior to such month.

                  "DILUTIONS" means, at any time, the aggregate amount of reductions in or cancellations of the Outstanding Balances of the Receivables described in clauses (A)(x) and (A)(y) of the definition of "Deemed Collections."

                  "DISCOUNT" means for each respective Tranche Period relating to Receivable Interests of the Investors, an amount equal to the product of the applicable Discount Rate for each Receivable Interest multiplied by the Capital of such Receivable Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

                  "DISCOUNT RATE" means the LIBOR Rate or the Base Rate, as applicable, with respect to each Receivable Interest of the Investors; provided that from and after the occurrence of a Servicer Default, the Discount Rate in respect of each Receivable Interest and Tranche Period shall be the Base Rate.

                  "DISCOUNT RESERVE" means, on any date of determination, the amount determined pursuant to the following formula:

                            { (D + F) +  [ (C x 1.5 x DR) x  2 x DSO ] }
                                                             -------
                                                               360

         where:

                  D    = the accrued and unpaid Discount for all Receivable
         Interests of the Purchasers as of the date of determination;

                  F    = the aggregate amount of accrued and unpaid Servicer
         Fees and other fees owing pursuant to the Fee Letter as of the date of determination;

                  C    = the aggregate Capital outstanding as of the date of
         determination;

                  DR   = the highest Discount Rate applicable on the date of
         determination; and

                  DSO  = the Days Outstanding.

                  "DISCOUNT RESERVE PERCENTAGE" means, on any date of determination, a percentage equal to (i) the Discount Reserve divided by (ii) the Net Receivables Balance.

                  "ELIGIBLE RECEIVABLE" means, at any time:

                  (i) a Receivable the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, and (b) is not an Affiliate of any of the parties hereto,

                  (ii) a Receivable as to which no payment, or part thereof, remains unpaid for 120 days or more from the original invoice date, and such Receivable is not a Defaulted Receivable,

                  (iii) a Receivable which arises under an Invoice that requires payment within 60 days after the original invoice date therefor and has not had its payment terms extended,

                  (iv) a Receivable which is an "account" within the meaning of
         Section 9-106 of the UCC of all applicable jurisdictions,

                  (v) a Receivable which is denominated and payable only in United States dollars in the United States,

                  (vi) a Receivable which arises under an Invoice in substantially the form of one of the form invoices set forth on Exhibit VII hereto or otherwise approved by the Agent in writing, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable by the Seller and its assignees against such Obligor in accordance with its terms,

                  (vii) a Receivable which arises under an Invoice which (a) does not require the Obligor under such Invoice to consent to the transfer, sale or assignment of the rights and duties of the Originator or any of its assignees under such Invoice and (b) is not subject to a confidentiality provision that would have the effect of restricting the ability of the Agent or any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Invoice,

                  (viii) a Receivable which arises under an Invoice that contains an obligation to pay a specified sum of money,

                  (ix) a Receivable (A) which is not subject to any right of rescission, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor or the Originator or any other Adverse Claim, and (B) which, unless such Receivable is an Approved Offset Receivable or a Supplemental Approved Offset Receivable, is not subject to any right of set-off in respect of all or any portion of the Outstanding Balance thereof then being proposed for inclusion in Net Receivables Balance as of any date,

                  (x) a Receivable as to which (A) at any time while any Labor Action is pending or threatened, the Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and (B) at any time while no such Labor Action is pending or threatened, a Receivable as to which the Originator has commenced shipment of the underlying goods in accordance with the applicable Invoice or purchase order and no further action is required to be performed by any Person with respect thereto other than the completion of shipment by the Originator and payment thereon by the applicable Obligor,

                  (xi) a Receivable all right, title and interest to and in which has been validly transferred by the Originator directly to the Seller under and in accordance with the Sale Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim,

                  (xii) a Receivable which, together with the Invoice related thereto, was created in compliance with each, and does not contravene any, law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Invoice related thereto is in violation of any such law, rule or regulation,

                  (xiii) a Receivable which satisfies all applicable requirements of the Credit and Collection Policy,

                  (xiv) a Receivable which was generated in the ordinary course of the Originator's business in connection with the provision of shipping services for the applicable Obligor by the Originator,

                  (xv) that portion of a Receivable which arises solely from the sale of freight shipping and ancillary services to the related Obligor by the Originator (and not that portion which arises from the provision of services by an interline carrier), and the Originator shall have transferred such Receivable to the Seller,

                  (xvi) a Receivable as to which the Agent has not notified the Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under an Invoice that is not acceptable to the Agent, and

                  (xvii) a Receivable the Obligor of which is not the Obligor (or the Affiliate of an Obligor) in respect of Receivables of which more than [*]

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EXCLUDED RECEIVABLE" means any Receivable (other than an Approved Offset Receivable) which arises under a contract listed on Exhibit X hereto unless and until such contract is replaced, restated, amended or otherwise modified to eliminate (i) any confidentiality provision, if applicable, that purport to preclude the Originator from disclosing information that would be included on an Invoice, and (ii) any provision that purports to preclude the assignment of any of the Originator's rights to payment thereunder.

                  "EXISTING AGREEMENT" has the meaning specified in the preamble to this Agreement.

                  "EXPECTED DILUTION" means, on any date of determination, the average of the Dilution Ratios for the 12 months then most recently ended.

                  "FACILITY ACCOUNT" means the Seller's Account No. 55-66681 at First Chicago.

                  "FALCON RESIDUAL" means the sum of the FALCON Transfer Price Reductions.

                  "FALCON TRANSFER PRICE" means, with respect to the assignment by FALCON of one or more Receivable Interests to the Agent for the benefit of the Investors pursuant to Section 2.1, the sum of

(i) the lesser of (a) the Capital of each Receivable Interest and (b) the Adjusted Liquidity Price of each Receivable Interest and (ii) all accrued and unpaid Discount for such Receivable Interests.

                  "FALCON TRANSFER PRICE REDUCTION" means in connection with the assignment of a Receivable Interest by FALCON to the Agent for the benefit of the Investors, the positive difference between (i) the Capital of such Receivable Interest and (ii) the Adjusted Liquidity Price for such Receivable Interest.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Governments Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means that Amended and Restated Fee Letter dated as of the date hereof between the Seller and the Agent, as it may be amended or modified and in effect from time to time.

                  "FINANCE CHARGES" means, with respect to an Invoice, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Invoice.

                  "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity and its successors.

                  "FUNDING AGREEMENT" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of FALCON.

                  "FUNDING SOURCE" means (i) any Investor or (ii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to FALCON.

                  "GOVERNMENT RECEIVABLE" means a Receivable as to which the Obligor is the United States federal government, any political subdivision thereof, or any agency of the foregoing.

                  "INCREMENTAL PURCHASE" means a purchase of one or more Receivable Interests which increases the total outstanding Capital hereunder.

                  "INTENDED CHARACTERIZATION" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections.

                  "INVESTORS" means the financial institutions listed on the signature pages of this Agreement under the heading "Investors" and their respective successors and assigns.

                  "INVOICE" means, collectively, with respect to any Receivable, any and all instruments, bills of lading, invoices or other writings which evidence such Receivable or the goods underlying such Receivable.

                  "LABOR ACTIONS" has the meaning set forth in Section
5.1(b)(vi).

                  "LIBOR RATE" means the rate per annum equal to the sum of
(i)(a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) 0.75%. The LIBOR Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                  "LIQUIDITY TERMINATION DATE" means July 30, 2000 (or if such date is not a Business Day, the next preceding Business Day).

                  "LOSS RESERVE PERCENTAGE" [*]

                  "LOSS-TO-LIQUIDATION RATIO" means, for any month, a percentage equal to: (i) the amount of Receivables which were written-off as uncollectible any time during such month in accordance with the Credit and Collection Policy, divided by (ii) the aggregate amount of Collections during each such month.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition, business or operations of the Seller or the Originator, (ii) the ability of the Seller or the Originator to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement, any Transaction Document or any Collection Account Agreement or Collection Notice relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Seller's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "MONTHLY REPORT" means a report, in substantially the form of
Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to Section 6.5.

                  "NET RECEIVABLES BALANCE" means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time, reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

                  "NEW CONCENTRATION ACCOUNT" has the meaning set forth in
Section 5.1(l).

                  "OBLIGATIONS" shall have the meaning set forth in
Section 1.5.1.

                  "OBLIGOR" means a Person obligated to make payments pursuant to an Invoice.

                  "ORIGINATOR" means Yellow Freight System, Inc., an Indiana corporation.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof, and shall exclude any interest or finance charges thereon, without regard to whether any of the same shall have been capitalized.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, or any other entity, or organization, including a government or political subdivision or agent or instrumentality thereof.

                  "POOLED COMMERCIAL PAPER" means Commercial Paper notes of FALCON subject to any particular pooling arrangement by FALCON, but excluding Commercial Paper issued by FALCON for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by FALCON.

                  "POTENTIAL SERVICER DEFAULT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

                  "PRO RATA SHARE" means, for each Investor, the Commitment of such Investor divided by the Purchase Limit, adjusted as necessary to give affect to the application of the terms of Section 2.5.

                  "PURCHASE LIMIT" means the aggregate of the Commitments of the Investors hereunder (which aggregate amount is $175,000,000 as of the date of this Agreement).

                  "PURCHASE PRICE" means, with respect to any Incremental Purchase, the least of:

                  (a) the amount of Capital requested by the Seller in the applicable Purchase Notice,

                  (b) the remaining unused portion of the Purchase Limit on the applicable purchase date, and

                  (c) the maximum amount by which the aggregate outstanding Capital could be increased such that after giving effect to such increase in Capital, the Net Receivables Balance will equal or exceed the product of (i) the sum of 100% plus the Aggregate Reserve Percentage, times (ii) the aggregate outstanding Capital after giving effect to such Incremental Purchase.

                  "PURCHASER" means FALCON or an Investor, as applicable.

                  "RECEIVABLE" means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Sale Agreement or hereunder) to the Originator, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the provision of freight shipping and ancillary services by the Originator and includes, without limitation, the obligation to pay any Finance Charges with respect thereto; PROVIDED, HOWEVER, that the term "Receivable" shall not include any Excluded Receivable. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual Invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

                  "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest associated with a designated amount of Capital selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Such undivided percentage interest shall equal:

                                              C
                                       ----------------
                                       NRB - (ARP x NRB)
         where:
                  C    = the Capital of such Receivable Interest.

                  ARP  = the Aggregate Reserve Percentage.

                  NRB  = the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Amortization Date shall remain constant at all times thereafter.

                  "RECORDS" means, with respect to any Receivable, all Invoices and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "REDUCTION NOTICE" has the meaning set forth in Section 1.3.

                  "REDUCTION PERCENTAGE" means, for any Receivable Interest acquired by the Investors from FALCON for less than the Capital of such Receivable Interest, a percentage equal to a fraction the numerator of which is the FALCON Transfer Price Reduction for such Receivable Interest and the denominator of which is the Capital of such Receivable Interest.

                  "REFERENCE BANK" means First Chicago or such other bank as the Agent shall designate with the consent of the Seller.

                  "REINVESTMENT" has the meaning set forth in Section 1.5.2.

                  "RELATED SECURITY" means, with respect to any Receivable:

                  (i) all of the Seller's interest in the goods, the shipment of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Invoice related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Invoice related to such Receivable or otherwise,

                  (iv) all Records related to such Receivables,

                  (v) all of the Seller's right, title and interest in, to and under the Sale Agreement and each bill of lading, instrument, document or agreement executed in connection therewith in favor of or otherwise for the benefit of the Seller; and

                  (vi) all proceeds of any of the foregoing.

                  "REQUIRED INVESTORS" means, at any time, Investors with Commitments in excess of 66-2/3% of the Purchase Limit.

                  "REQUIRED NOTICE PERIOD" means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

                  Aggregate Reduction           Required Notice Period
                  -------------------           ----------------------

         greater than $100,000,000                 two Business Days
                      $100,000,000 +               five days

                  "RESERVE REQUIREMENT" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the Originator, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding,
(iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Indebtedness evidenced by the Subordinated Note (as defined in the Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller.

                  "SALE AGREEMENT" means that certain Receivables Sale Agreement of even date herewith between the Seller, as purchaser, and the Originator, as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

                  "SELLER" has the meaning set forth in the preamble to this Agreement.

                  "SERVICER" means at any time the Person (which may be the Agent) then authorized pursuant to Article VI to service, administer and collect Receivables.

                  "SERVICER DEFAULT" has the meaning specified in Article VII.

                  "SERVICER FEE" has the meaning specified in Section 1.9.

                  "SERVICER FEE RESERVE" means, on any date, an amount determined pursuant to the following formula:

                                            SFP x NRB x  2 x  DSO
                                                         --------
                                                           360
                  where:

                  SFP = the Servicer Fee Percentage as of the date of determination;

                  NRB = the Net Receivables Balance as of the opening of business of the Servicer on such date; and

                  DSO = the Days Outstanding on such date of determination.

                  "SERVICER FEE PERCENTAGE" means 2% or such other percentage as may be agreed upon between the Agent and the Servicer as an arms-length rate for the Servicer Fee.

                  "SETTLEMENT DATE" means (A) the 20th day at each month (or, if any such day is not a Business Day, the next succeeding Business Day), and (B) the last day of the relevant Tranche Period in respect of each Receivable Interest of the Investors.

                  "SETTLEMENT PERIOD" means (A) in respect of each Receivable Interest of FALCON, the immediately preceding Accrual Period, and (B) in respect of each Receivable Interest of the Investors, the entire Tranche Period of such Receivable Interest.

                  "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Seller.

                  "SUPPLEMENTAL APPROVED OFFSET RECEIVABLE" means any Receivable arising under contract numbers 1, 9, 22, 67, 107, 110, 116 or 187 on Exhibit X hereto from and after the time such Receivable is no longer an Excluded Receivable but only for so long as the Originator does not purchase goods or services on credit from the applicable Obligor.

                  "TERMINATING TRANCHE" has the meaning set forth in
Section 1.7.3(b).

                  "TRANCHE PERIOD" means, with respect to any Receivable Interest held by an Investor:

                           (a) if Discount for such Receivable Interest is
                  calculated on the basis of the LIBOR Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Agent and Seller, commencing on a Business Day selected by Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

                           (b) if Discount for such Receivable Interest is
                  calculated on the basis of the Base Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBOR Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest of which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Sale Agreement, the Fee Letter, each Collections Notice and all other instruments, documents and agreements executed and delivered by the Seller or the Originator in connection herewith.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "YEAR 2000 PLAN" means a plan to prevent the Year 2000 Problem from having an adverse effect upon the business, financial condition, operations, property or prospects of a Person.

                  "YEAR 2000 PROBLEM" means, with respect to the Seller or the Originator, the risk that computer applications directly used by it cannot or will not: (a) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000; and (c) store and provide date input information without creating any ambiguity as to the century.

ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. ALL TERMS USED IN
ARTICLE 9 OF THE UCC IN THE STATE OF ILLINOIS, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                                  EXHIBIT II
           CHIEF EXECUTIVE OFFICE OF THE SELLER; LOCATIONS OF RECORDS;
                     FEDERAL EMPLOYER IDENTIFICATION NUMBER

Chief Executive Office:

                  10990 Roe Avenue
                  Overland Park, KS 66211

Location of Records:

                  10990 Roe Avenue
                  Overland Park, KS 66211

Federal Employer Identification Number:

                  Yellow Receivables Corporation 52-1985649

Trade Names and Assumed Names:
                  None (other than its corporate name, Yellow Receivables Corporation)

                                   EXHIBIT III
                         LOCKBOXES; COLLECTION ACCOUNTS;
                 CONCENTRATION ACCOUNTS; AND DEPOSITARY ACCOUNTS



YELLOW FREIGHT SYSTEM, INC.

TYPE OF ACCT           ACCOUNT #         BANK NAME              CITY, STATE
----------------------------------------------------------------------------

Concentration.....    3750962424         Bank of America        Dallas, TX

YELLOW RECEIVABLES CORPORATION

Collection........    3750962356         Bank of America        Dallas, TX
Collection........    3750967393*        Bank of America        Dallas, TX
Depository........    55-66681           First Chicago          Chicago, IL
Concentration.....    55-03450*          First Chicago          Chicago, IL
Collection........    03268-43*          Bank One, Michigan     Detroit, MI

* ASSIGNED TO YELLOW RECEIVABLES CORPORATION BY YELLOW FREIGHT SYSTEM, INC.

                                   EXHIBIT IV
                         FORM OF COMPLIANCE CERTIFICATE

To:  The First National Bank of Chicago, as Agent

                  This Compliance Certificate is furnished pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of July 30, 1999, among Yellow Receivables Corporation (the "SELLER"), the Purchasers party thereto, and The First National Bank of Chicago, as agent for such Purchasers (the "AGREEMENT").

THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.  I am the duly elected _______________ of the Seller;

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Seller and its Subsidiaries during the accounting period covered by the attached financial statements;

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Servicer Default or Potential Servicer Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Seller has taken, is taking, or proposes to take with respect to each such condition or event:]







                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of
_________________________.

                         SCHEDULE I TO COMPLIANCE REPORT

                  Schedule of Compliance with Section 7.1(d) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

                  This schedule relates to the month ended: ______________

                                    EXHIBIT V
                      FORM OF COLLECTION ACCOUNT AGREEMENT

                            [On letterhead of Seller]

                                     [Date]

[Lock-Box Bank/Concentration Bank/Depositary Bank]

Re:      Yellow Receivables Corporation
         Yellow Freight System, Inc.

Ladies and Gentlemen:

                  You have exclusive control of P.O. Box # __________ in **[city, state, zip code]** (the "LOCK-BOX") for the purpose of receiving mail and processing payments therefrom pursuant to that certain **[name of lock-box agreement]** between you and Yellow Freight System, Inc. dated _________ (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to checking account no. ____________ maintained with you in the name of Yellow Freight System, Inc. (the "LOCK-BOX ACCOUNT").

                  Yellow Freight System, Inc. ("YFSI") hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box and the Lock-Box Account to Yellow Receivables Corporation ("YELLOW-SPC"). YFSI and Yellow-SPC hereby request that the name of the Lock-Box Account be changed to the Yellow Receivables Corporation, as "Collection Agent" for the benefit of The First National Bank of Chicago ("FNBC"), as agent under that certain Amended and Restated Receivables Purchase Agreement (the "RECEIVABLES PURCHASE AGREEMENT") dated as of July 30, 1999 among Yellow-SPC, Falcon Asset Securitization Corporation, certain financial institutions parties thereto and FNBC.

                  Yellow-SPC hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from FNBC in the form attached hereto as Annex
A: (i) the name of the Lock-Box Account will be changed to FNBC for itself and as agent (or any designee of FNBC) and FNBC will have exclusive ownership of and access to such Lock-Box Account, and neither YFSI, Yellow-SPC nor any of their respective affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as FNBC may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by FNBC, (iv) all services to be performed by you under the Agreement will be performed on behalf of FNBC, and (v) all correspondence or other mail which you have agreed to send to either YFSI or Yellow-SPC will be sent to FNBC at the following address:

                 The First National Bank of Chicago
                 Suite 0079, 21st Floor
                 One First National Plaza
                 Chicago, Illinois 60670
                 Attention: Credit Manager, Asset-Backed Finance

                  Moreover, upon such notice, FNBC for itself and as agent will have all rights and remedies given to YFSI or Yellow-SPC under the Agreement. Each of YFSI and Yellow-SPC agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

                  You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by FNBC for the purpose of receiving funds from the Lock-Box are subject to the liens of FNBC for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against YFSI or Yellow-SPC, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

                  This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

                  This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

                  Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                        Very truly yours,

                        YELLOW FREIGHT SYSTEM, INC.


                        By ______________________________
                        Title ___________________________

                        YELLOW RECEIVABLES CORPORATION


                        By ______________________________
                        Title ___________________________

Acknowledged and agreed to
this _____ day of ____________:

[COLLECTION BANK]


By:  ______________________
Title:  _____________________


Acknowledged and agreed to
this _______ day of ___________:

THE FIRST NATIONAL BANK OF CHICAGO (for itself and as Agent)


By:  ______________________
         Authorized Agent


* - indicates sections redacted at the request of the financial institution.

                                     ANNEX A

                            FORM OF COLLECTION NOTICE

                             [On letterhead of FNBC]


                                     [Date]

[Collection Bank/Depositary Bank/Concentration Bank]

                       RE: YELLOW RECEIVABLES CORPORATION

Ladies and Gentlemen:

                  We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among Yellow Freight System, Inc., Yellow Receivables Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number _________ (the "LOCK-BOX ACCOUNT") maintained with you, transferred to us. Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _________________. You have further agreed to perform all other services you are performing under that certain agreement dated ____________ between you and Yellow Freight System, Inc. on our behalf.

                  We appreciate your cooperation in this matter.

                       Very truly yours,

                       THE FIRST NATIONAL BANK OF CHICAGO
                       (for itself and as agent)


                       By: _______________________________
                                Authorized Agent

                                   EXHIBIT VI
                          CREDIT AND COLLECTION POLICY

                                   [attached]

                                   EXHIBIT VII
                               FORM OF INVOICE(S)

                                   [attached]

                                  EXHIBIT VIII
                             FORM OF MONTHLY REPORT

                                   [attached]

                                   EXHIBIT IX
                             FORM OF PURCHASE NOTICE

                                     [Date]


The First National Bank of Chicago,
  as Agent for the Purchasers parties
  to the Receivables Purchase Agreement
  referred to below
Suite 0596, 1-21
One First National Plaza
Chicago, Illinois  60670

Attention:  Asset-Backed Finance

Gentlemen:

                  The undersigned, Yellow Receivables Corporation, refers to the Amended and Restated Receivables Purchase Agreement, dated as of July 30, 1999 (the "RECEIVABLES PURCHASE AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, Falcon Asset Securitization Corporation ("FALCON"), certain Investors parties thereto and The First National Bank of Chicago, as Agent for FALCON and such Investors, and hereby gives you notice, irrevocably, pursuant to Section 1.2 of the Receivables Purchase Agreement that the undersigned hereby requests an Incremental Purchase under the Receivables Purchase Agreement, and in that connection sets forth below the information relating to such Incremental Purchase (the "PROPOSED PURCHASE") as required by Section 1.2 of the Receivables Purchase Agreement:

                  (i) The Business Day of the Proposed Purchase is
______________________.

                  (ii) The requested Purchase Price in respect of the Proposed Purchase is $ _______________.

                  (iii) The requested Purchaser[s] in respect of the Proposed Purchase [is FALCON] [are the Investors].

                  (iv) If the Proposed Purchase is to be funded by the Investors, the duration of the initial Tranche Period for the Proposed Purchase is ____________ [days] [months].

                  (v) If the Proposed Purchase is to be funded by the Investors, the Discount Rate related to such initial Tranche Period is requested to be the [LIBOR] [Base] Rate.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Purchase (before and after giving effect to the Proposed Purchase):

                  (A) the representations and warranties set forth in Section
         3.1 [(other than Section 3.1(k)] of the Receivables Purchase Agreement are correct on and as of such date, as though made on and as of such date;

                  (B) no event has occurred, or would result from the Proposed Purchase that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such Proposed Purchase, that would constitute a Potential Servicer Default; and

                  (C) the Liquidity Termination Date has not occurred, the aggregate Capital of all Receivable Interests of the Purchasers shall not exceed the Purchase Limit and the aggregate Receivable Interests of the Purchasers does not exceed 100%.

                                     Very truly yours,

                                     YELLOW RECEIVABLES CORPORATION


                                     By:____________________________________
                                       Title:

                                    EXHIBIT X
                   CONTRACTS APPLICABLE TO EXCLUDED CONTRACTS

                                   [attached]

                                   SCHEDULE A
            DOCUMENTS AND RELATED ITEMS TO BE DELIVERED TO THE AGENT
    ON OR PRIOR TO THE EFFECTIVENESS OF THE AMENDED AND RESTATED RECEIVABLES
                               PURCHASE AGREEMENT

                       I. First-Step Agreement Amendment

                  A. Amendment No. 1 dated as of July 30, 1999 to Receivables Sale Agreement dated as of August 2, 1996 (the "Sale Agreement") by and between Yellow Freight System, Inc. , an Indiana corporation (the "Originator"), and Yellow Receivables Corporation, a Delaware corporation ("Yellow-SPC") and consented to by The First National Bank of Chicago, as Agent (the "Agent").

                  B. Certificate of the Originator's [Assistant] Secretary certifying:

                  1. That there has been no change in the Originator's Articles of Incorporation since the date of the Existing Agreement or, if such a change has occurred, attaching a certified copy of such articles as amended (certified within 30 days prior to closing by the Indiana Secretary of State);
                  2. That there has been no change in the Originator's By-Laws since the date of the Existing Agreement or, if such a change has occurred, attaching a copy of such By-Laws as so amended;
                  3. An attached copy of resolutions of the Originator's Board of Directors authorizing the Originator's execution, delivery and performance of Amendment No. 1 to the Sale Agreement (unless amendments were authorized in the original resolutions, in which case, certifying that there has been no change in such original resolutions and that they remain in full force and effect);
                  4. That there has been no change in the names, titles and specimen signatures of the Originator's officers authorized to execute and deliver the Sale Agreement, as amended, and related documents since the date of the Existing Agreement; and
                  5. That the Originator remains in good standing in the State of Indiana and Kansas.

                  C. CFO's Certificate re no Event of Default or Potential Event of Default and absence of Material Adverse Effect since December 31, 1998.

             II. Amended and Restated Receivables Purchase Agreement

                  A. Amended and Restated Receivables Purchase Agreement dated as of July 30, 1999 (the "Investor Agreement") by and among Yellow-SPC, Falcon Asset Securitization Corporation ("FALCON"), various Investors, and The First National Bank of Chicago, as Agent (in such capacity, the "Agent").

                  B. Amended and Restated Fee Letter dated of July 30, 1999 by and between Yellow-SPC and the Agent.

                  C. Certificate of Yellow-SPC's [Assistant] Secretary certifying:

                  1. That there has been no change in Yellow-SPC's Certificate of Incorporation since the date of the Existing Agreement or, if such a change has occurred, attaching a

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         certified copy of such articles as amended (certified within 30 days prior to closing by the Delaware Secretary of State);
                  2. That there has been no change in Yellow-SPC's By-Laws since the date of the Existing Agreement or, if such a change has occurred, attaching a copy of such By-Laws as so amended;
                  3. An attached copy of resolutions of Yellow-SPC's Board of Directors authorizing Yellow-SPC's execution, delivery and performance of the Investor Agreement, as amended, and related documents; and
                  4. The names, titles and specimen signatures of Yellow-SPC's officers authorized to execute and deliver the Investor Agreement and related documents.

                  D. Good standing certificates for Yellow-SPC from the following states certified within 30 days prior to closing:

                  1.  Delaware
                  2.  Kansas

                  E.  Purchase Notice executed by Yellow-SPC.

                  F.  Opinion of Yellow-SPC's re corporate/UCC issues

                  G. CFO's Certificate re no Servicer Default or Potential Servicer Default and absence of Material Adverse Effect since December 31, 1998.

                  H. Collection Account Agreements for all Collection Accounts for which no such agreement is currently in effect.




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